Exhibit 15.1

KPMG Auditores Independentes

Av. Almirante Barroso, 52 - 4º andar

20031-000 - Rio de Janeiro/RJ - Brasil

Caixa Postal 2888 - CEP 20001-970 - Rio de Janeiro/RJ - Brasil

Telefone +55 (21) 3515-9400, Fax +55 (21) 3515-9000

www.kpmg.com.br

January 25, 2018

To

Petróleo Brasileiro S.A. - Petrobras

Avenida República do Chile 65

Rio de Janeiro – RJ

Petrobras Global Finance B.V. – PGF

Weena 762, 3014 DA

Rotterdam, The Netherlands

Re: Registration Statement No. 333-206660 and 333-206660-01, dated August 28, 2015

With respect to the subject registration statements, we acknowledge our awareness of the use and incorporation by reference therein of our report dated November 13, 2017 related to our review of interim financial information of Petróleo Brasileiro S.A. – Petrobras.

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG Auditores Independentes
KPMG Auditores Independentes
Rio de Janeiro, Brazil